UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SPHERIX INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	52-0849320
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	identification No.)

7927 Jones Branch Drive, #3125, Tysons Corner, VA 22102
(Address of principal executive offices) (Zip Code)

Spherix Incorporated 2013 Equity Incentive Plan
(full title of the plan)

 Robert Clayton
Chief Financial Officer
Spherix Incorporated
7927 Jones Branch Drive, #3125
Tysons Corner, VA 22102
Telephone: 703-992-9260
Facsimile:

(Name and address of agent for service)

(Telephone number, including area code, of agent for service)

With a copy to:

James E. Baker, Jr.
Baxter, Baker, Sidle, Conn & Jones, P.A.
120 E. Baltimore Street, Suite 2100
Baltimore, Maryland 21202
Telephone:  (410) 385-8122
Facsimile:  (410) 230-3801

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

[   ] Large accelerated filer
[   ] Accelerated filer
[   ] Non-accelerated filer
[X] Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Security (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $.0001 par value to be issued under the 2013 Equity Incentive Plan	2,800,000	$7.33	$20,524,000	$2799.47
Total	2,800,000	$7.33	$20,524,000	$2799.47

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock which become issuable under the Plan, by reason of any stock split, stock dividend, recapitalization or any other similar transaction, effected without receipt of consideration, which results in an increase in the Registrant’s outstanding shares of common stock.

(2)
Estimated pursuant to  Rules 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Registrant’s common stock as reported on the NASDAQ Capital Market on April 5, 2013.

PART I

Item 1.  Plan Information

The documents containing the information specified in Item 1 will be sent or given to participants in the 2013 Equity Incentive Plan (the “Plan”) of Spherix Incorporated (the “Company” or the “Registrant”) as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.  Registrant Information and Employee Plan Annual Information

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428(b) are available without charge by contacting:

Robert Clayton
Chief Financial Officer
Spherix Incorporated
7927 Jones Branch Drive, #3125
Tysons Corner, VA 22102

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

●	Reference is made to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the SEC on March 20, 2013, which is hereby incorporated by reference;
●
Reference is made to the Registrant's Current Reports on Form 8-K, as filed with the SEC on January 30, 2013, February 7, 2013, February 22, 2013, February 28, 2013, March 4, 2013, March 7, 2013, April 2, 2013 and April 4, 2013 and the Current Report on Form 8-K/A filed with the SEC on March 4, 2013, which are hereby incorporated by reference;

●
Reference is made to the description of the Registrant’s common stock contained in the Registration Statement on Form 8-A12G, filed with the SEC on January 30, 2013 and which is hereby incorporated by reference.

Item 4.  Description of Securities

Not applicable.

Item 5.  Interests of Named Experts and Counsel

Not Applicable.

Item 6.  Indemnification of Directors and Officers

The Delaware General Corporation Law (“DGCL”) allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.  The Company’s certificate of incorporation provides that the personal liability of directors of the Company is eliminated to the fullest extent permitted by this provision.

Section 145 of the DGCL provides that directors, officers, employees or agents of Delaware corporations are entitled, under certain circumstances, to be indemnified against expenses (including attorneys’ fees) and other liabilities actually and reasonably incurred by them in connection with any suit brought against them in their capacity as a director, officer, employee or agent, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful.  Section 145 also provides that directors, officers, employees and agents may also be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by them in connection with a derivative suit brought against them in their capacity as a director, officer, employee or agent, as the case may be, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

The Company’s Bylaws requires the Company to indemnify any person who may be indemnified by a Delaware corporation pursuant to Section 145 of the DGCL in each situation where the Company is permitted to indemnify such person.

The Company currently carries liability insurance for its directors and officers.

Item 7.  Exemption from Registration Claimed

Not Applicable.

Item 8.  Exhibits

EXHIBIT NUMBER	EXHIBITS

5.1	Opinion of Baxter, Baker, Sidle, Conn & Jones, P.A.

10.1	Spherix Incorporated 2013 Equity Incentive Plan (incorporated by reference to Form 8-K filed April 4, 2013)

23.1	Consent of Grant Thornton LLP

23.2	Consent of Baxter, Baker, Sidle, Conn & Jones, P.A. (included in Exhibit 5.1)

Item 9.  Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), and (1)(ii) do not apply if the Registration Statement is on Form S-8 and if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of an amendment to a filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on April 9, 2013.

SPHERIX INCORPORATED

Date: April 9, 2013	By:	/s/ Harvey J. Kesner
Interim Chief Executive Officer and Director (Principal Executive Officer)

Date: April 9, 2013	By:	/s/ Robert Clayton
Chief Financial Officer, Treasurer and Corporate Secretary (Principal Financial and Accounting Officer)

In accordance with the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated:

Name	Position	Date

/s/ Harvey J. Kesner	Interim Chief Executive Officer and
Harvey J. Kesner	Director (Principal Executive Officer)	April 9, 2013

/s/ Robert Clayton	Chief Financial Officer, Treasurer and Corporate Secretary (Principal Financial and
Robert Clayton	Accounting Officer)	April 9, 2013

/s/ Edward M. Karr	Director	April 9, 2013
Edward M. Karr

/s/ Douglas T. Brown	Director	April 9, 2013
Douglas T. Brown

/s/ Robert J. Vander Zanden	Chairman of the Board	April 9, 2013
Robert J. Vander Zanden